Exhibit 99.1

                                    For:           Duane Reade Inc.
                                    Approved By:   John Henry
                                                   (212) 273-5746
                                                   SVP - Chief Financial Officer




                                    Contact:       Cara O'Brien/Lila Sharifian
                                                   Press: Stephanie Sampiere
                                                   (212) 850-5600
                                                   Financial Dynamics

FOR IMMEDIATE RELEASE

DUANE READE INC. PROVIDES UPDATE ON FINANCIAL REPORTING CONSEQUENCES OF NLRB RECOMMENDATION

           New York, New York, March 11, 2004 -- Duane Reade Inc. (NYSE: DRD) today commented on the financial reporting consequences of a recent National Labor Relations Board (NLRB) Administrative Law Judge (ALJ) recommendation in a litigation matter with the Allied Trades Council, a union representing employees in 139 of its stores.

           After a lengthy negotiating period in 2001, the Company determined that it had reached a bargaining impasse with the Allied Trades Council in August of that year. Its collective bargaining agreement expired on August 31, 2001. The Company continued to pay some benefits directly to its employees covered under that contract after the August expiration date and implemented its last and best offer of new contract terms for these employees in December 2001. This implemented contract included wage increases, vacation and sick pay, health and welfare benefits and a 401(k) retirement plan.

           On February 18, 2004, an initial unenforceable recommendation by an NLRB Administrative Law Judge concluded that the parties had not reached impasse and recommended that the Company make its employees whole by reimbursing them for any ensuing expenses and to make various benefit funds under the collective bargaining agreement whole for contributions the Company had not continued to make since the expiration of the last labor contract.

           The Company has been advised by its outside counsel that it has numerous meritorious responses and defenses to this recommendation and the Company remains confident in the validity of its position with regard to both the impasse matter as well as its obligations to union funds.

           In light of the foregoing, while it is the Company's belief that the final financial outcome of this litigation cannot be determined at this time, the Company, in accordance with Financial Accounting Standards Board Statement No. 5 has recorded a charge for the year ended December 27, 2003, representing its best estimate of the loss that would result upon application of the ALJ's recommendations. The Company notes that such charge is based upon the facts available to the Company as of this date and, in the Company's opinion, such charge could be subject to significant modification in the future, upon review by the full NLRB, the Federal Circuit Court of Appeals and the completion of a compliance hearing.

           On the date of the ALJ recommendation, the Company had not yet filed its Annual Report on Form 10-K for the 2003 fiscal year. It is therefore revising its previously reported 2003 earnings to reflect this subsequent event. The revised fiscal 2003 earnings now include an additional non-cash pre-tax charge of $12.6 million that represents an estimate of the contributions not paid into the various union benefit funds less a portion of the implemented contract benefits paid on behalf of the employees covered under the collective bargaining agreement plus an interest cost factor.

Following are the revised earnings for the fourth quarter and full year ended December 27, 2003.

           FOURTH QUARTER RESULTS
           ----------------------

           For the fourth quarter the Company incurred a net loss of $4.0 million, or $0.16 per diluted share, compared to the previously reported net income of $2.8 million, or $0.12 per diluted share.

           FULL YEAR RESULTS
           -----------------

           For the full year net income was $5.1 million, or $0.21 per diluted share, compared to the previously reported net income of $11.9 million, or $0.49 per diluted share.

           FUTURE QUARTERS' RESULTS
           ------------------------

           Until such time as further legal developments warrant a change in the application of this accounting standard, or until this matter is resolved, the Company expects to record additional non-cash pre-tax charges of approximately $1.1 million per fiscal quarter in future periods, assuming a continuation of current interest rates.

           The Company is continuing to move forward with its previously announced transaction pursuant to which it would be acquired for $17.00 per share.

           Founded in 1960, Duane Reade is the largest drug store chain in the metropolitan New York City area, offering a wide variety of prescription and over-the-counter drugs, health and beauty care items, cosmetics, greeting cards, photo supplies and photofinishing. As of December 27, 2003, the Company operated 241 stores. Duane Reade maintains a web site at http://www.duanereade.com.

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to differ materially from forecasted or expected results. Those risks include, among other things, the competitive environment in the drugstore industry in general and in the Company's specific market area, inflation, changes in costs of goods and services and economic conditions in general and in the Company's specific market area. Those and other risks are more fully described in the Company's filings with the Securities and Exchange Commission.


                                --TABLES FOLLOW--

                                DUANE READE INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                           For the 13 Weeks Ended          For the 52 Weeks Ended
                                                                    --------------------------------  ------------------------------
                                                                       December 27,    December 28,    December 27,    December 28,
                                                                           2003           2002            2003            2002
                                                                    ----------------  --------------  --------------  --------------
Net sales                                                                 $ 356,430       $ 331,075     $ 1,383,828     $ 1,274,451
Cost of sales                                                               278,969         255,364       1,087,092         988,033
                                                                    ----------------  --------------  --------------  --------------
Gross profit                                                                 77,461          75,711         296,736         286,418
                                                                    ----------------  --------------  --------------  --------------
Selling, general & administrative expenses                                   60,778          53,434         227,910         198,513
Labor contingency expense (1)                                                12,600               -          12,600               -
Transaction expenses (2)                                                        644               -             644               -
Insurance recovery                                                                -               -               -          (9,378)
Depreciation and amortization                                                 8,462           6,557          32,335          26,935
Store pre-opening expenses                                                      264             477           1,063           2,086
                                                                    ----------------  --------------  --------------  --------------
                                                                             82,748          60,468         274,552         218,156
                                                                    ----------------  --------------  --------------  --------------
Operating income (loss)                                                      (5,287)         15,243          22,184          68,262
Interest expense, net                                                         3,666           3,550          14,117          17,925
Debt extinguishment (3)                                                           -          (2,061)            812          11,371
                                                                    ----------------  --------------  --------------  --------------
Income (loss) before income taxes and
 cumulative effect of accounting change                                      (8,953)         13,754           7,255          38,966
Income tax (benefit) expense                                                 (4,951)          4,291           2,181          14,127
                                                                    ----------------  --------------  --------------  --------------
Income (loss) before cumulative effect of accounting change                  (4,002)          9,463           5,074          24,839
Cumulative effect of accounting change, net of income taxes                       -               -               -          (9,262)
                                                                    ----------------  --------------  --------------  --------------
Net income (loss)                                                          $ (4,002)        $ 9,463         $ 5,074        $ 15,577
                                                                    ================  ==============  ==============  ==============

Net Income (Loss) Per Common Share - Basic (4):

      Income (loss)  before cumulative effect of accounting change          $ (0.17)         $ 0.39          $ 0.21          $ 1.04
      Cumulative effect of accounting change, net of income taxes                 -               -               -           (0.39)
                                                                    ----------------  --------------  --------------  --------------
      Net income (loss)                                                     $ (0.17)         $ 0.39          $ 0.21          $ 0.65
                                                                    ================  ==============  ==============  ==============

      Weighted average common shares outstanding                             24,058          23,961          24,043          23,852
                                                                    ================  ==============  ==============  ==============


Net Income (Loss) Per Common Share - Diluted (4):

      Income (loss) before cumulative effect of accounting change           $ (0.16)         $ 0.39          $ 0.21          $ 1.01
      Cumulative effect of accounting change, net of income taxes                 -               -               -           (0.38)
                                                                    ----------------  --------------  --------------  --------------
      Net income (loss)                                                     $ (0.16)         $ 0.39          $ 0.21          $ 0.63
                                                                    ================  ==============  ==============  ==============

      Weighted average common shares outstanding                             24,415          24,430          24,427          24,563
                                                                    ================  ==============  ==============  ==============


(1) Labor contingency expenses represent estimated costs associated with the recent National Labor Relations Board Administrative Law Judge recommendations related to a litigation with the Allied Trades Council.

(2) Transaction expenses represent costs associated with the planned acquisition of the Company by an affiliate of Oak Hill Capital Partners, L.P.

(3) In accordance with the provisions of FAS 145, gains and losses associated with the extinguishment of debt have been reclassified from "Extraordinary items" to "Debt extinguishment."

(4) Earnings per share amounts are calculated based on the weighted average shares outstanding and may not add due to rounding.

                                DUANE READE INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                       December 27,              December 28,
                                                                                         2003                        2002
                                                                                    ----------------            ---------------
Current Assets
      Cash                                                                                  $ 1,252                    $ 4,183
      Receivables  (1)                                                                       53,689                     62,008
      Inventories (2)                                                                       259,765                    220,338
      Current Portion of Deferred Taxes                                                       8,150                      5,416
      Prepaid Expenses and Other Current Assets (3)                                          19,504                     16,006
                                                                                    ----------------            ---------------
        Total Current Assets                                                                342,360                    307,951

Property and Equipment, net                                                                 189,469                    169,507
Goodwill, net                                                                               161,318                    160,403
Deferred Taxes                                                                                5,543                      6,489
Other Assets (4)                                                                             88,836                     85,173
                                                                                    ----------------            ---------------
        Total Assets                                                                      $ 787,526                  $ 729,523
                                                                                    ================            ===============

Current Liabilities
      Accounts Payable (5)                                                                 $ 85,258                   $ 57,776
      Accrued Expenses                                                                       29,122                     29,645
      Current Portion of Senior Debt and Capital Leases (6)                                     422                      4,434
                                                                                    ----------------            ---------------
        Total Current Liabilities                                                           114,802                     91,855

Other Liabilities (7)                                                                        62,915                     42,493
Long Term Debt and Capital Leases (8)                                                       272,488                    265,307
                                                                                    ----------------            ---------------
        Total Liabilities                                                                   450,205                    399,655
                                                                                    ----------------            ---------------

Total Stockholders' Equity                                                                  337,321                    329,868
                                                                                    ----------------            ---------------

        Total Liabilities and Stockholders' Equity                                        $ 787,526                  $ 729,523
                                                                                    ================            ===============


Certain prior year amounts have been reclassified to conform to the current year's presentation.


(1) Includes third party pharmacy receivables of $33,672 and $33,532 at December 27, 2003 and December 28, 2002, respectively.

(2) Inventory increase of $39,427 from December 28, 2002 is attributable to the operation of 13 additional stores and the timing of both pharmacy and front-end inventory purchases versus the previous year.

(3) Increase in prepaids and other current assets from December 28, 2002 is primarily due to an increase in the amount of prepaid rent expense and an increase in the prepaid portion of the Company's annual insurance premiums, partially reduced by the receipt of insurance settlements related to certain property loss claims.

(4) Increase in other assets from December 28, 2002 is primarily due to the payment of premiums for an executive split dollar life insurance policy.

(5) Increase in accounts payable from December 28, 2002 is primarily due to the timing of both pharmacy and front-end inventory purchases versus the previous year.

(6) Decrease in current portion of debt from December 28, 2002 reflects repayment of outstanding term loans resulting from the new asset-based credit agreement entered into by the Company in July 2003.

(7) Increase in other liabilities from December 28, 2002 is primarily due to the recording of a $12.6 million liability associated with the Allied Trades Council dispute, combined with the deferred rent impact of new stores opened during the year.

(8) Increase in non-current portion of debt from December 28, 2002 reflects increased borrowings on the Company's revolving credit facility, a portion of which was used for repayment of outstanding term loans that were classified as current portion of long term debt at December 28, 2002.

                                DUANE READE INC.
                                 OPERATING DATA
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                               13 Weeks Ended                   52 Weeks Ended
                                                     ---------------------------------  ---------------------------------
                                                       December 27,     December 28,      December 27,     December 28,
                                                          2003             2002              2003             2002
                                                     ---------------  ----------------  ---------------  ----------------

EBITDA (1)                                                 $ 18,490          $ 23,629         $ 76,214         $ 104,787
EBITDA as a percentage of net sales                            5.2%              7.1%             5.5%              8.2%
Capital expenditures                                        $ 6,513          $ 11,199         $ 41,036          $ 47,599
Same-store sales growth                                        3.0%              3.8%             2.7%              4.8%
Pharmacy same-store sales growth                               7.0%              8.0%             7.5%             12.1%
Front-end same-store sales growth                              0.1%              0.8%            -0.8%              0.0%
Pharmacy sales as a % of net sales                            43.7%             42.0%            43.6%             41.8%
Third Party sales as a % of pharmacy sales                    91.7%             90.4%            91.4%             90.2%
Average weekly prescriptions filled per store (2)               897               890              929               932
Number of stores at end of period                                                                  241               228
Retail square footage at end of period                                                       1,714,601         1,577,980
Average store size (sq.ft.) at end of period                                                     7,115             6,921


(1) As used in this report, EBITDA means earnings before interest, income taxes, depreciation, amortization, transaction expenses, labor contingency costs, debt extinguishment costs, extraordinary charges, non-recurring charges and other non-cash items (primarily deferred rents). We believe that EBITDA, as presented, represents a useful measure of assessing the performance of our operating activities, as it reflects our earnings trends without the impact of certain non-cash and unusual charges or income. EBITDA is also used by our creditors in assessing debt covenant compliance. We understand that, although security analysts frequently use EBITDA in the evaluation of companies, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. EBITDA is not intended as an alternative to cash flow provided by operating activities as a measure of liquidity, as an alternative to net income as an indicator of our operating performance, nor as an alternative to any other measure of performance in conformity with generally accepted accounting principles. A reconciliation of EBITDA to both net income and cash flow provided by operating activities is provided on the following page of this release.

(2) Comparative stores only, does not include new stores.

                                DUANE READE INC.
                   RECONCILIATION OF EBITDA TO NET INCOME AND
                    NET CASH PROVIDED BY OPERATING ACTIVITIES
                             (DOLLARS IN THOUSANDS)

                                                                 For the 13 Weeks Ended              For the 52 Weeks Ended
                                                            ------------------------------------------------------------------------
                                                              December 27,      December 28,       December 27,      December 28,
                                                                 2003              2002              2003              2002
                                                            ----------------  ----------------  ----------------  ----------------
EBITDA                                                             $ 18,490          $ 23,629          $ 76,214         $ 104,787

Depreciation and amortization                                        (8,462)           (6,557)          (32,335)          (26,935)
Deferred rent                                                        (2,071)           (1,829)           (8,451)           (9,590)
Labor contingency expenses                                          (12,600)                -           (12,600)                -
Transaction expenses                                                   (644)                -              (644)                -
Debt extinguishment                                                       -             2,061              (812)          (11,371)
Interest expense                                                     (3,666)           (3,550)          (14,117)          (17,925)
Income taxes                                                          4,951            (4,291)           (2,181)          (14,127)
Cumulative effect of accounting change, net                               -                 -                 -            (9,262)
                                                            ----------------  ----------------  ----------------  ----------------
Net income (loss)                                                  $ (4,002)          $ 9,463           $ 5,074          $ 15,577
                                                            ----------------  ----------------  ----------------  ----------------

Net income (loss)                                                  $ (4,002)          $ 9,463           $ 5,074          $ 15,577
Adjustments to reconcile net income (loss) to
     cash provided by operating activities:
  Depreciation and amortization of property                           5,712             4,290            21,574            18,170
  Amortization of intangibles and deferred
    financing costs                                                   3,226             2,806            12,697            10,666
  Deferred tax provision                                             (7,494)           (3,564)           (1,788)            6,684
  Cumulative effect of accounting change, net                             -                                                 9,262
  Non-cash rent expense and other                                     2,071               372             9,181            10,572
Changes in operating assets and liabilities
  (net of effect of acquisitions):
  Receivables                                                         9,436            (4,861)            8,319            (4,323)
  Inventories                                                       (15,541)            2,919           (38,308)          (13,639)
  Accounts payable                                                   15,425             3,269            27,482           (11,312)
  Prepaid and accrued expenses                                       (1,422)            6,558            (1,681)            6,857
  Other assets/liabilities, net                                      10,269             1,620             4,894            (5,977)
                                                            ----------------  ----------------  ----------------  ----------------
Cash provided by operating activities                              $ 17,680          $ 22,872          $ 47,444          $ 42,537
                                                            ----------------  ----------------  ----------------  ----------------